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                                                                      Exhibit 8

To the Noteholders listed on
Schedule I hereto (the "NOTEHOLDERS")
                        -----------


Ladies and Gentlemen:

                  Reference is made to the Asset Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT"), between StarMedia Network, Inc. (the "PURCHASER") and Obsidiana, Inc. (the "COMPANY"). For convenience, capitalized terms used but not otherwise defined in this letter agreement (the "Letter Agreement") have the meanings given to them in the Purchase Agreement.

                  Pursuant to the terms of the Purchase Agreement, the Purchaser will purchase (the "PURCHASE") the Acquired Assets of the Company. In exchange for the Acquired Assets, the Purchaser shall pay the Company 1,125,000 shares of StarMedia Common Stock (the "Consideration Shares").

                  Pursuant to SECTION 2.5 of the Purchase Agreement, 112,500 Consideration Shares (the "Holdback Shares") will be placed in an escrow account as security for potential indemnity claims by the Purchaser. In accordance with the terms of the Escrow Agreement among the Purchaser, the Company and the Escrow Agent (as defined therein) (the "Escrow Agreement"), all or some of the Holdback Shares may eventually be distributed to the Company (the "Escrow Refund Shares").

                  Immediately after consummation of the Purchase, the Company shall distribute the Consideration Shares less the Holdback Shares (the "Payment Shares") to the Noteholders as more fully described below. Anytime Holdback Shares are released to the Company from the escrow account, the Company shall distribute the Escrow Refund Shares to the Noteholders as more fully described below.

                  Notwithstanding anything to the contrary contained in the Purchase Agreement, the Company and the Noteholders agree as follows:

                  1. Upon the consummation of the Purchase, all of the outstanding promissory notes (the "NOTES") listed opposite the name of each Noteholder on Schedule I shall automatically convert into (i) the number of Payment Shares equal to the quotient obtained by dividing a fraction, the numerator of which is ninety percent (90%) of the total outstanding principal amounts of the Notes multiplied by the total number of Consideration Shares, and the denominator of which is the total outstanding principal amounts of the Notes, rounded to the nearest whole share (the "Note Payment Shares") and (ii) the right to receive the Escrow Refund Shares, if any.

                  2. Immediately after the consummation of the Purchase, the Company shall distribute to each Noteholder such Noteholder's PRO RATA share of the Note Payment Shares.

                  3. Anytime the Holdback Shares are released to the Company, the Company shall distribute to each Noteholder such Noteholder's PRO RATA share of the Escrow Refund Shares, if any.
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IN WITNESS WHEREOF, the parties have duly executed this Letter Agreement as of the date first written above.



                                     OBSIDIANA, INC.

                                     By: /S/ SONIA DULA
                                        --------------------------------
                                         Name:  Sonia Dula
                                         Title:  Chief Executive Officer



                                     J.P. MORGAN PARTNERS (BHCA), L.P.

                                     By: JPMP MASTER FUND MANAGER, L.P.,
                                         ITS GENERAL PARTNER

                                     By: JPMP CAPITAL CORP.,
                                         ITS GENERAL PARTNER

                                     By: /S/ SUSAN SEGAL
                                         -------------------------------
                                         Name: Susan Segal
                                         Title:


                                     THE FLATIRON FUND 2001, LLC

                                     By: /S/ FRED WILSON
                                         -------------------------------
                                         Name:  Fred Wilson
                                         Title:  Managing Member



                                     THE FLATIRON FUND 2000, LLC

                                     By: /S/ FRED WILSON
                                         -------------------------------
                                         Name:  Fred Wilson
                                         Title:  Managing Member





                                     FLATIRON ASSOCIATES II, LLC

                                     By: /S/ FRED WILSON
                                         -------------------------------
                                         Name:  Fred Wilson
                                         Title:  Managing Member



                                     QUETZAL/J.P. MORGAN PARTNERS, L.P.

                                     By: Quetzal/J.P. Morgan Partners (GP),LLC,
                                         its General Partner


                                     By: /S/ LAUREN M. TYLER
                                         -------------------------------
                                         Name:  Lauren M. Tyler
                                         Title:  Managing Member